Exhibit 99.1

3555 Veterans Memorial Highway, Suite C
Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries Announces Closing of Public Offering

of its Common Stock

RONKONKOMA, NY – August 22, 2017 — Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and to first responders on the federal, state and local levels, today announced the closing of its previously announced underwritten public offering of 725,000 shares of its common stock at a public offering price of $13.80 per share. The net proceeds to Lakeland, after deducting the underwriting discount and estimated offering expenses payable by Lakeland, were approximately $8.95 million.

Roth Capital Partners and Craig-Hallum Capital Group acted as joint book-running managers for the offering.

Additional Information Regarding the Offering

A shelf registration statement on Form S-3 (File No. 333-216943) relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on April 11, 2017. The offering was made by means of a base prospectus included in the registration statement and a prospectus supplement, copies of which may be obtained by visiting the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, telephone (949) 720-7227 or email at rothecm@roth.com or Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402, telephone (612) 334-6300 or email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies. For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries, Inc.	Darrow Associates
631-981-9700	512-551-9296
Christopher Ryan, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Teri W. Hunt, TWHunt@lakeland.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Lakeland’s expectations of sources or uses for capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.